U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 8, 2005

(Date of Report)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road

Arlington, Virginia 22201

(Address of Principal executive offices)(ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c)    Departure of Director or Principal Officers; Election of Directors;

                            Appointment of Principal Officers.

Registrant announced the appointment of Paul M. Cofoni as President, CACI, INC.-FEDERAL effective August 15, 2005. Mr. Cofoni will report to Registrant’s Chairman and Chief Executive Officer, Dr. J.P. London. Before joining CACI, Mr. Cofoni served as President, Federal Sector, of Computer Sciences Corporation (“CSC”) since 2001 and from 1998-2001 he served as President of CSC’s Technology Management Group. A copy of Registrant’s press release announcing the appointment is attached is Exhibit 99 to this 8K.

Mr. Cofini will earn a base salary of $500,000 and will participate in an annual incentive compensation program under which he may earn up to 228% of his base salary. In addition, Mr. Cofini will receive 249,000 non-qualified stock options, which will vest over a five year period beginning 2 years from the date of grant, and 17,000 restricted stock units, which will vest in 3 years; all of which will be priced at the market value on August 15, 2005. The grants will contain acceleration provisions in the event of a change of control.

Registrant will enter into a Severance Compensation Agreement with Mr. Cofoni, the terms and conditions of which will be generally consistent with the terms of the severance agreement for the Executive Officers described in Registrant’s 2005 Proxy Statement. Mr. Cofini will also be eligible for executive benefits described Registrant’s 2005 Proxy Statement. Additionally, Registrant will be provide Mr. Cofini a retirement benefit whereby he will be eligible for annual payments up to $124,000 upon his retirement at a specified age.

EXHIBITS

Exhibit Number
99	CACI Appoints Paul M. Cofoni President of CACI, INC. – FEDERAL

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc.
Registrant

By:	/s/ Jeffrey P. Elefante	August 8, 2005
Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary